EXECUTION VERSION

BONUS AGREEMENT

This Bonus Agreement (this “Agreement”), dated as of September 22, 2019 (the “Effective Date”), is by and among Greenlight Capital Re, Ltd. (the “Company”), Greenlight Reinsurance, Ltd. (the “Subsidiary” and, together with the Company, the “Employer”) and Simon Burton (the “Executive”) (each a “Party” and, collectively, the “Parties”).
WHEREAS, pursuant to that certain employment agreement by and among the Company, the Subsidiary and the Executive, dated June 1, 2017 (as it may be amended from time to time, the “Employment Agreement”), the Executive is currently employed by the Employer;
WHEREAS, the Company is currently exploring potential strategic alternatives which could result in a transaction; and
WHEREAS, in connection with the Executive’s on-going efforts to lead the Company in connection with the exploration of potential strategic alternatives, the Company has determined that it is in the best interests of the Company and its shareholders to provide the Executive with (i) a bonus payable in cash if the Transaction Fee (as defined in that certain letter agreement by and between Credit Suisse (USA) LLC and the Company, dated as of May 28, 2019, as it may be amended from time to time) becomes due and payable, subject to, and in accordance with, the terms and conditions contained herein and (ii) a grant of restricted Shares (as defined in the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan (as it may be amended from time to time, the “Plan”)) that vest if and when the Transaction Fee becomes due and payable, subject to, and in accordance with the terms and conditions contained in the Plan and the Restricted Stock Award Agreement (as defined below).
NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
1.Restricted Stock Grant. As of the Effective Date, subject to approval by the Board of Directors of the Company (the “Board”), in accordance with and pursuant to the terms of the Plan, the Company shall issue the Executive 236,295 restricted Shares in the form of, and subject to the terms and conditions of, the award agreement attached hereto as Exhibit A (the “Restricted Stock Award Agreement”) and the Plan.
2.    Bonus.
(a)    Bonus.    The Executive shall be eligible to earn a bonus in the aggregate amount of US$2,500,000 (the “Bonus”), subject to and in accordance with, the terms and conditions of this Agreement. Except as set forth below in Section 2(b), the Executive’s receipt of the Bonus shall be subject to (i) the Transaction Fee becoming due and payable, (ii) the Executive having signed and agreed to be bound by a general release of claims against the Employer and its affiliates in such form as the Board reasonably determines (the “Release”) (save that any such Release shall not limit, release or waive the Executive’s right to indemnification as provided for by the Employment Agreement or otherwise by law or contract and shall not impose additional restrictive covenants of the type provided for in the

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Employment Agreement) (such Release, the “Transaction Release”) within the time period referenced in Section 2(c)(iii) below, (iii) the Executive’s continuous Employment (as defined in the Employment Agreement) in good standing until and on the date on which the Transaction Fee becomes due and payable (such date, the “Fee Date”) (and not having given notice of termination for any reason or received notice of termination for Cause (as defined in the Employment Agreement) or due to Disability (as defined in the Employment Agreement)), and (iv) the Executive’s compliance with any and all confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions provisions by which the Executive may be bound howsoever arising, including, but not limited to, those set forth in Sections 12, 13, and 14 of the Employment Agreement, through the Payment Date (as defined below). If all of the foregoing conditions are satisfied, the Bonus shall be paid to the Executive in a lump sum cash payment on the sixtieth (60th) day following the Fee Date (the “Payment Date”).
(b)    Termination without Cause. If, prior to the Fee Date, the Executive’s Employment is terminated by the Employer without Cause (other than due to death or Disability, but including the Employer’s election to not renew the then current term of the Employment Agreement), then, subject to (i) the Transaction Fee becoming due and payable, (ii) the Executive (x) having signed and agreed to be bound by a Release in connection with the termination of Employment (save that any such Release shall not limit, release or waive the Executive’s right to indemnification as provided for by the Employment Agreement or otherwise by law or contract and shall not impose additional restrictive covenants of the type provided for in the Employment Agreement) (such Release, the “Termination Release”) within the time period referenced in Section 2(c)(iv) below, and (y) having signed and agreed to be bound by the Transaction Release within the time period referenced in Section 2(c)(iii) below, and (iii) the Executive’s compliance with any and all confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions provisions by which the Executive may be bound howsoever arising, including, but not limited to, those set forth in Sections 12, 13, and 14 of the Employment Agreement through the Payment Date, the Bonus shall be paid to the Executive in a lump sum cash payment on the Payment Date.
(c)    Notwithstanding anything herein to the contrary, (i) except as otherwise set forth in Section 2(b), if (x) the Executive’s Employment terminates for any reason at any time or (y) the Executive has given notice of termination for any reason or received notice of termination by the Employer for Cause or due to Disability, in any such case, this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect and the Executive shall have no rights hereunder, (ii) if a transaction has not been consummated on or prior to December 15, 2020, this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect and the Executive shall have no rights hereunder, (iii) if the Executive should fail to execute and agree to be bound by the Transaction Release within 45 days following the later of (x) the Fee Date and (y) the date the Executive actually receives an execution copy of such Transaction Release (which shall be delivered to the Executive within

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ten (10) business days following the Fee Date, and, if not timely delivered, the Transaction Release condition will be deemed waived by the Company), this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect and the Executive shall have no rights hereunder, (iv) if the Executive should fail to execute and agree to be bound by the Termination Release within 45 days following the later of (x) the Executive’s termination date and (y) the date the Executive actually receives an execution copy of such Termination Release (which shall be delivered to the Executive within ten (10) business days following his termination date, and, if not timely delivered, the Termination Release condition will be deemed waived by the Company), this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect and the Executive shall have no rights hereunder, and (v) if the Executive breaches any confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions provisions by which the Executive may be bound, including, but not limited to, those set forth in Sections 12, 13, and 14 of the Employment Agreement, this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect and the Executive shall have no rights hereunder.
3.    Successors: The rights and benefits of the Executive hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer by the Executive. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Employer, and the heirs, executors and administrators of the Executive, and shall be assignable by the Employer to any entity acquiring substantially all of the assets of the Company and/or the Subsidiary, whether by merger, consolidation, sale of assets or similar transactions.
4.    Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if transmitted via electronic mail or when delivered either personally or by overnight, certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Executive, to the last address on file with the Employer and if to the Employer, to its executive offices or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
5.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.
6.    Dispute Resolution. The Parties shall use good faith efforts to resolve any controversy or claim arising out of, or relating to this Agreement or the breach thereof, first in accordance with the Employer’s internal review procedures. If despite their good faith efforts, the Parties are unable to resolve such controversy or claim through the Employer’s internal review procedures, then such controversy or claim shall be resolved by binding arbitration seated in New York, New York in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on the Parties, and any court of competent jurisdiction may enter judgment upon

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the award. Each Party shall pay its own expenses, including legal fees, in such dispute and shall split the cost of the arbitrator and the arbitration proceedings.
7.    Taxes. If payable in accordance with the terms and conditions hereof, the Executive shall be paid the Bonus gross and the Executive shall be solely responsible for the payment of any national, state or federal taxes or similar obligations to which he may be liable from time to time in any jurisdiction and the filing of any documents or returns that may be required in connection therewith. The Executive hereby consents to all deductions as may be permitted by law being made by the Employer from the Bonus, if any.
8.    No Right to Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its affiliates to terminate the Executive’s Employment at any time.
9.    Other Benefits. The Bonus is a special incentive payment to the Executive and shall not be taken into account in computing the amount of salary or compensation for purposes of determining severance or any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Employer, unless such plan or agreement expressly provides otherwise.
10.    No Obligation; Company Discretion. No provision of this Agreement shall be interpreted to impose an obligation on the Company to accept, agree to or otherwise consummate a transaction. The decision to consummate a transaction, if any, and all terms and conditions of such transaction, including the amount, timing and form of consideration to be provided in connection therewith, shall be within the sole and absolute discretion of the Company.
11.    Unfunded Status. Neither the Executive nor any other person or entity claiming a benefit under or through the Executive or otherwise shall have any right, title or interest by reason of his, her or its participation to any particular assets of the Company or any of its subsidiaries or affiliates. Neither the Company nor any of its subsidiaries or affiliates shall be required to establish any fund or make any other segregation of assets to assure satisfaction of the obligations under this Agreement. Nothing in this Agreement gives the Executive or any other person or entity claiming a benefit under or through the Executive any rights that are greater than those of a general unsecured creditor of the Company or any of its subsidiaries or affiliates.
12.    Amendment. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is executed in writing by all Parties. No waiver by any Party hereto at any time of any breach by any other Party(ies) hereto of any condition or provision of this Agreement to be performed by such other Party(ies) shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
13.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

EXECUTION VERSION

14.    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
15.    Entire Agreement and Effectiveness. This Agreement, including Exhibit A, sets forth the entire agreement of the Parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party hereto in respect of such subject matter.
16.    Signature in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GREENLIGHT CAPITAL RE, LTD.

/s/ Joseph P. Platt_________
By: Joseph Platt
Title: Director

GREENLIGHT REINSURANCE, LTD.

/s/ Joseph P. Platt_________
By: Joseph Platt
Title: Director

/s/ Simon Burton_________
Simon Burton

Signature Page to Bonus Agreement

EXECUTION VERSION

Exhibit A

GREENLIGHT CAPITAL RE, LTD.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the [●] day of September 2019 (the “Grant Date”), between Greenlight Capital Re, Ltd., a Cayman Islands exempted company (the “Company”) and Simon Burton (the “Grantee”).
RECITALS:
WHEREAS, the Company has adopted the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan (as it may be amended from time to time, the “Plan”) pursuant to which awards of restricted Class A ordinary shares of the Company (the “Shares”) may be granted; and
WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Shares provided for herein (the “Restricted Stock Award”) to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration for the services rendered by the Grantee to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.    Grant of Restricted Stock Award. Pursuant to Section 7(b) of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, [●] Shares in the capital of the Company (hereinafter called the “Restricted Shares”) having the rights and subject to the restrictions set out in the Articles of Association of the Company, this Agreement and the Plan. The Restricted Shares shall vest in accordance with Section 4 hereof.
2.    Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.
3.    Restrictions. Except as otherwise provided in the Plan or this Agreement, the Restricted Shares may not, any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in such Shares

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being mandatorily repurchased for par value and cancelled by the Company. In such case, all of the Grantee’s rights to such Shares shall immediately terminate.
4.    Vesting. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to 100% of the Restricted Shares when the Transaction Fee (as defined in that certain letter agreement by and between Credit Suisse Securities (USA) LLC and the Company, dated as of May 28, 2019, as it may be amended from time to time) becomes due and payable (the “Vesting Time”); provided, that, (i) the Grantee signs and agrees to be bound by a general release of claims against the Employer and its affiliates in such form as the Board reasonably determines (the “Release”)(save that any such Release shall not limit, release or waive the Grantee’s right to indemnification as provided for by the Employment Agreement or otherwise by law or contract and shall not impose additional restrictive covenants of the type provided for in the Employment Agreement) within the time period referenced in Section 4(c)(iii) below (such Release, the “Transaction Release”), (ii) the Grantee remains in continuous Employment (as defined in that certain employment agreement by and among the Company, Greenlight Reinsurance, Ltd., and the Grantee, dated June 1, 2017 (as it may be amended from time to time, the “Employment Agreement”)) in good standing until immediately prior to the Vesting Time (and has not given notice of termination for any reason or received notice of termination by the Employer (as defined in the Employment Agreement) for Cause or due to Disability), and (iii) the Grantee remains in compliance with any and all confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions provisions by which the Grantee may be bound howsoever arising, including, but not limited to, those set forth in Sections 12, 13, and 14 of the Employment Agreement, until immediately prior to the Vesting Time. For the avoidance of doubt, if the requirements set forth in clauses (i) – (iii) above have not been met, then the restrictions described in Section 3 above will not lapse as provided for above.
(a)    Termination without Cause. If, prior to the date on which the Vesting Time occurs, the Grantee’s Employment is terminated by the Employer without Cause (other than due to death or Disability, but including the Employer’s election to not renew the then current term of the Employment Agreement), then subject to (i) the Transaction Fee becoming due and payable, (ii) the Grantee having signed and agreed to be bound by a Release in connection with the termination of Employment (save that any such Release shall not limit, release or waive the Grantee’s right to indemnification as provided for by the Employment Agreement or otherwise by law or contract and shall not impose additional restrictive covenants of the type provided for in the Employment Agreement)(such Release, the “Termination Release”) within the time period referenced in Section 4(c)(ii) below, and Grantee having signed and agreed to be bound by the Transaction Release within the time period referenced in Section 4(c)(iii) below, and (iii) the Grantee’s compliance with any and all confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions provisions by which the Grantee may be bound howsoever arising, including, but not limited to, those set forth in Sections 12, 13, and 14 of the Employment Agreement until immediately prior to the Vesting Time, the restrictions described in Section 3 above will lapse with respect to 100% of the Restricted Shares at the Vesting Time. For the avoidance of doubt, if the requirements set forth in clauses (i) – (iii) above have not been met, then the restrictions described in Section 3 above will not lapse as provided for above.

EXECUTION VERSION

(b)    Any Other Termination of Employment/Notice of Termination of Employment. Except as otherwise set forth in Section 4(a) above, if (x) the Grantee’s Employment terminates for any reason at any time or (y) the Grantee has given notice of termination for any reason or received notice of termination by the Employer for Cause or due to Disability, in any such case, the unvested Restricted Shares will be automatically repurchased for par value and cancelled by the Company and all of the Grantee’s rights to such Shares shall immediately terminate.
(c)    Notwithstanding anything herein to the contrary, (i) if a transaction has not been consummated on or prior to December 15, 2020, the unvested Restricted Shares will be automatically repurchased for par value and cancelled by the Company and all of the Grantee’s rights to such Shares shall immediately terminate, (ii) if the Grantee should fail to execute and agree to be bound by the Termination Release within 45 days following the later of (x) the Grantee’s termination date and (y) the date the Grantee actually receives an execution copy of such Termination Release (which shall be delivered to the Grantee within ten (10) business days following his termination date and, if not timely delivered, the Termination Release condition will be deemed waived by the Company), the unvested Restricted Shares will be automatically repurchased for par value and cancelled by the Company and all of the Grantee’s rights to such Shares shall immediately terminate, (iii) if the Grantee should fail to execute and agree to be bound by the Transaction Release immediately prior to the Vesting Time but in no event prior to the date on which the Vesting Time occurs (which Transaction Release shall be delivered to the Grantee at least 45 days prior to the date on which the Vesting Time occurs and, if not timely delivered, the Transaction Release condition will be deemed waived by the Company), the unvested Restricted Shares will be automatically repurchased for par value and cancelled by the Company and all of the Grantee’s rights to such Shares shall immediately terminate and (iv) if the Grantee breaches any confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions provisions by which the Grantee may be bound, including, but not limited to, those set forth in Sections 12, 13 and 14 of the Employment Agreement, the unvested Restricted Shares will be automatically repurchased for par value and cancelled by the Company and all of the Grantee’s rights to such Shares shall immediately terminate.
5.    Tax Withholding. The Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan the amount of taxes required by law in any relevant jurisdiction to be withheld therefrom, or to require the Grantee to pay the Company in cash such amount required to be withheld. The Grantee may satisfy any foreign, federal, state or local tax withholding obligation relating to the acquisition of Shares under this Restricted Stock Award by any of the following means (in addition to the Company’s right to withhold or to direct the withholding from any compensation paid to the Grantee by the Company or by an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold vested Restricted Shares otherwise deliverable to the Grantee hereunder; provided, however, that no Restricted Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by applicable law, except to the extent that to do so will not result in adverse accounting consequences; or (iii) transferring to the Company or to an Affiliate for repurchase for the aggregate sum of US$1.00, owned and unencumbered Shares with a Fair Market Value equal to the amount

EXECUTION VERSION

of the applicable tax liability in exchange for the Company’s or Affiliate’s commitment to remit such amounts to the taxing authority.
6.    Rights as Shareholders; Dividends. The Grantee shall be the record owner of the Restricted Shares unless and until such Shares are repurchased pursuant to Section 4 hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody.
7.    Certificates. Reasonably promptly following the Grant Date, the Company shall cause to be issued to the Grantee a certificate in respect of the Restricted Shares which shall bear the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE GREENLIGHT CAPITAL RE, LTD. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF SEPTEMBER 22, 2019 ENTERED INTO BETWEEN THE REGISTERED OWNER AND GREENLIGHT CAPITAL RE, LTD. A COPY OF THE PLAN AND THE AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF GREENLIGHT CAPITAL RE, LTD.”
The Committee shall require that the certificate evidencing such Shares be delivered upon issuance to the Company or such other depository as may be designated by the Committee as a depository for safekeeping until the Shares are repurchased or until the restrictions set forth herein and in the Plan lapse. At the expiration of the restrictions, the Company shall deliver to the Grantee (or his legal representative, beneficiary or heir, if applicable) share certificates for the Shares deposited with it free from legend except as otherwise provided by the Plan or as otherwise required by applicable law.
8.    Compliance with Laws and Regulations. The issuance and transfer of the Restricted Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws in any relevant jurisdiction and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or transfer.
9.    Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
10.    Refusal to Transfer. The Company will not be required to (i) register any transfer of Shares on its register of members if such Shares have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Shares, or to accord

EXECUTION VERSION

the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
11.    No Right to Continuous Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Grantee’s Continuous Service at any time.
12.    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, via electronic mail, courier service or personal delivery:
If to the Company:
Greenlight Capital Re, Ltd.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
Facsimile: (345) 745-4576
Email: laura@greenlightre.ky

If to the Grantee, at the Grantee’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is mechanically acknowledged, if telecopied; and when received if transmitted via electronic mail.
13.    Bound by Plan. By signing this Agreement, the Grantee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.
14.    Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.
15.    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.
16.    Amendment of Restricted Stock Award. Subject to Section 17 of this Agreement, the Board at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, that the Grantee’s rights under this Restricted Stock Award shall not be impaired

EXECUTION VERSION

by any such amendment unless (i) the Company requests the Grantee’s consent and (ii) the Grantee consents in writing.
17.    Adjustment Upon Changes in Capitalization. Restricted Stock Awards may be adjusted as provided in the Plan including, without limitation, Section 11 of the Plan. The Grantee, by his execution and entry into this Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.
18.    Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by, and determined in accordance with, the laws of the Cayman Islands.
19.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
20.    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
21.    Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to give the Grantee any right to future Awards under the Plan or otherwise.
22.    Entire Agreement and Effectiveness. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the grant of Restricted Shares to the Grantee as contemplated in the Bonus Agreement, dated as of the Grant Date, by and among the Company, Greenlight Capital Re, Ltd. and the Grantee and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
23.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the [●] day of September, 2019.

GREENLIGHT CAPITAL RE, LTD.

_______________________
By:
Title:

_______________________
Simon Burton

Signature Page to Restricted Stock Award Agreement